Casper Reports Second Quarter 2020 Results
Second Quarter 2020 Revenue Increased 16% YoY to $110.2 million
Record e-Commerce Results
Continued Strength in Retail Partnership Channel, up 61% YoY

NEW YORK - August 11, 2020 - Casper Sleep Inc. (the “Company”) (NYSE: CSPR) today announced financial results for the second quarter (“second quarter 2020”) ended on June 30, 2020.

Second Quarter 2020 Financial Highlights (as compared to the quarter ended June 30, 2019)

•Revenue increased 15.7% to $110.2 million;
•Direct-to-Consumer Revenue increased 5.0% to $81.0 million despite very modest owned store sales;
•Retail Partnership Revenue increased 61.1% to $29.2 million;
•Gross Profit increased 22.2% to $57.1 million with gross margin of 51.8%, up 280 basis points;
•Net Loss improved $2.7 million to $24.2 million;
•Adjusted EBITDA improved by $11.2 million or 50% to a loss of $11.4 million; and
•Cash and cash equivalents of $98.2 million at quarter end.

Philip Krim, Chief Executive Officer, commented: “We achieved record e-commerce revenues in Q2 while making significant progress toward profitability, which is well ahead of our expectations. Our adaptable multi-channel business has allowed us to continue to meet the needs of more consumers and capture market share in a challenging environment.

Our revenue grew 16% reflecting the positive momentum in both our Retail Partnership and Direct-to-Consumer channels despite very modest sales in our retail stores in the quarter. Notably, it was a great quarter for our Retail Partnership channel, which increased revenue by 61%.

As this quarter’s performance demonstrated, we are executing against our strategic and operational plan and we expect to continue delivering growth, gaining market share, achieving operating leverage and improving profitability.”

Second Quarter 2020 Review (all comparisons to the three months ended June 30, 2019)

Revenue was $110.2 million, an increase of $15.0 million, or 15.7%, compared to $95.2 million, resulting from growth in our direct-to-consumer and retail partnership channels and from the introduction of new products. Direct-to-consumer sales increased 5.0% driven by the strength of our e-commerce channel, which was partially offset by the loss of sales in our retail stores due to the impact of COVID-19-related closures. The e-commerce channel benefited from an acceleration of online shopping by consumers during the pandemic.

We temporarily closed our North American retail stores beginning on March 17, 2020 due to the COVID-19 outbreak and began reopening our retail locations on May 14, 2020 with service offerings at each location tailored to the applicable government and public health guidance. We ended the second quarter with a retail presence of 59 stores versus 32 a year ago, of which 57 were open with varying service levels as of June 30, 2020.

Retail partnership revenue increased $11.1 million, or 61.1%, to $29.2 million driven by growth of sales activity with existing partners, an increase in new partners and the expansion of our product offerings. Despite certain of our retail partners’ stores being temporarily closed due to the COVID-19 pandemic, our largest partners have remained open for business. We had 18 retail partners as of June 30, 2020 an increase of 6 net new partners from a year ago.

Gross profit was $57.1 million, an increase of $10.4 million, or 22.2%, compared to $46.7 million. Gross margin of 51.8% increased 280 basis points compared to 49.0%. The increase in gross margin was driven in part by product mix due to increased sales of our new mattress line which launched in March 2020, as well as lower logistics costs following the change in our primary logistics provider in the first quarter. The increase in gross profit from our e-

commerce and retail partnership channels more than offset the gross profit impact from COVID-19-related store closures and reduced gross profit in Europe where we wound down operations this quarter.

Sales and marketing expenses were $33.2 million, a decrease of $6.7 million, or 16.7%, compared to $39.8 million. Sales and marketing expenses decreased due to reduced advertising spend resulting from lower online and offline media costs and improved marketing efficiencies. Sales and marketing expenses as a percentage of revenue decreased 1,170 basis points to 30.1% from 41.8%.

General and administrative expenses, which include store operating costs, were $42.0 million, an increase of $8.8 million, or 26.4% , compared to $33.3 million. General and administrative expenses increased due primarily to the operating costs related to our expanded retail presence, with 59 retail stores as of June 30, 2020 compared to 32 a year ago, as well as new expenses related to being a public company. General and administrative expenses as a percentage of revenue increased from 34.9% to 38.1%.

The company recorded restructuring expenses of $4.1 million related to previously announced steps to reduce our cost structure and exit our European operations.

Net loss was $24.2 million, a decrease of $2.7 million, or 10.1% compared to a net loss of $26.9 million.

Adjusted EBITDA loss was $11.4 million, a 50% improvement of $11.2 million compared to a loss of $22.7 million. See below for a reconciliation of Adjusted EBITDA to the most directly comparable measure calculated in accordance with GAAP, net loss.

Balance Sheet

As of June 30, 2020, the Company had cash and cash equivalents of $98.2 million compared to $67.6 million as of December 31, 2019. The increase was driven primarily by $88.0 million from the issuance of equity, partially offset by $46.4 million of cash used in operating activities and $10.8 million invested in property and equipment, primarily to build retail stores.

COVID-19 Update & Recent Initiatives

Casper is closely monitoring how the spread of the COVID-19 pandemic caused by the novel coronavirus is affecting its employees, customers and business operations. We have developed and implemented preparedness plans to help protect the safety of our employees and customers, while safely continuing business operations.

In order to protect the health and safety of our employees, particularly given the severity of the pandemic in New York and California, we have continued to limit access to our corporate offices, and our corporate workforce has spent and continues to spend a significant amount of time working from home during this period. Access to our offices will remain limited until we are able to safely and responsibly re-open them on a broader basis in accordance with governmental and public health guidance, as well as health and safety policies tailored to our operations.
In the second quarter, as regulatory restrictions on retail businesses have lifted or been modified, beginning in mid-May 2020, we have been reopening our retail store operations in North America in accordance with government and public health guidance. As of June 30, 2020, 57 of our stores have reopened. In each instance, available services vary based on the regulatory requirements and public health guidance applicable to that location, including walk-in shopping, private in-store appointments, curbside pick-up services, and virtual appointments. The health and safety of our customers and employees remain our top priority. We continuously monitor developments related to COVID-19 in locations where we have retail operations, and have developed procedures to enable us to responsibly and efficiently open or close our stores, and adjust our service offerings as needed in response to changing COVID-19 conditions and applicable guidance from government and public health officials.

We are also working closely with our manufacturing, logistics and other supply chain partners to monitor key aspects of our product and delivery supply chain. To date, certain of our suppliers and logistics providers have temporarily experienced supply constraints or labor shortages due to the COVID-19 outbreak. As a result, we have been impacted by industry-wide capacity constraints which have led to increased delivery times for certain of our products through our e-commerce platform and impacted order fulfillment capabilities for certain of our retail partners. We are actively qualifying and on-boarding new suppliers and expect these additional capabilities to mitigate any inventory constraints within the upcoming quarter.

Conference Call & Webcast Information

Casper will hold a conference call on Tuesday, August 11, 2020, at 8:00 a.m. Eastern time to discuss these results and other business updates. To access the call, please register through the following link prior to the scheduled conference call time: http://www.directeventreg.com/registration/event/2184204. After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open through the time of the live call, however to ensure you are connected for the full call, we suggest registering at least ten (10) minutes before the start of the call. A live audio webcast of the conference call will also be available online at ir.casper.com. A taped replay of the conference call will be available within two hours of the conclusion of the call at ir.casper.com. The replay will be available until August 11, 2021.

Casper periodically provides information for investors on its corporate website, casper.com, and its investor relations website, ir.casper.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC and information on corporate governance.

About Casper

Casper believes everyone should sleep better. The Sleep Company has a full portfolio of obsessively engineered sleep products—including mattresses, pillows, bedding, and furniture designed in-house by the Company’s award-winning R&D team at Casper Labs in San Francisco. In addition to its e-commerce business, Casper owns and operates Sleep Shops across North America and its products are available at a growing list of retailers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the impact of the COVID-19 pandemic and the related effect on our employees, customers and business operations; our expectations surrounding our ability to deliver growth, gain market share, and improve profitability; anticipated cost savings as a result of our restructuring initiatives; our planned openings and closures of our retail stores; our on-boarding of new suppliers and the effects on our inventory constraints; our future competitive position; our future results of operations and financial position; our business strategy and plans, and objectives of management for future operations and creating long-term value. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic could adversely impact our business, financial condition and results of operations; our ability to compete successfully in the highly competitive industries in which we operate; our ability to maintain and enhance our brand; the success of our retail store expansion plans; our ability to successfully implement our growth strategies related to launching new products; the effectiveness and efficiency of our marketing programs; our ability to manage our current operations and to manage future growth effectively; our past results may not be indicative of our future operating performance; our ability to attract new customers or retain existing customers; the growth of the market for sleep as a retail category and our ability to become a leader or maintain our leadership in the category; the impact of social media and influencers on our reputation; our ability to protect and maintain our intellectual property; our exclusive reliance on third-party contract manufacturers whose efforts we are unable to fully control; our ability to effectively implement strategic initiatives; our ability to transfer our supply chain and other business processes to a global scale; risks relating to our international operations and expansion; we are dependent on our retail partners; general economic and business conditions; we could be subject to system failures or interruptions and security breaches; risks relating to changing legal and regulatory requirements, and any failure to comply with applicable laws and regulations; we may be subject to product liability claims and other litigation; we may experience fluctuations in our quarterly operating results; we have and expect to continue to incur significant losses; risks relating to our indebtedness; our need for additional funding, which may not be available; risks relating to taxes; future sales by us our stockholders may cause the market price of our stock to decline; and risks and additional costs relating to our status as a new public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net loss before net interest expense, income tax expense and depreciation and amortization as further adjusted to exclude the impact of stock-based compensation expense, restructuring costs, legal settlements, and transaction costs incurred in connection with our initial public offering. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. We present Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

Management uses Adjusted EBITDA:

•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with the reconciliation, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are:

•such measures do not reflect our cash expenditures;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and

•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the Reconciliation of Non-GAAP metrics table elsewhere in this press release, Adjusted EBITDA includes adjustments to exclude the impact of stock-based compensation expense and material infrequent items, including but not limited to the costs of our initial public offering and restructuring costs, among other items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and may complicate comparisons of our internal operating results and operating results of other companies over time. In addition, Adjusted EBITDA includes adjustments for other items that we do not expect to regularly record following our initial public offering. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the Reconciliation of Non-GAAP metrics table elsewhere in this press release help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Press Contact

comms@casper.com

Investor Relations Contact

IR@casper.com

Casper Sleep Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

Assets	June 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$98,218	$67,578
Accounts receivable, net	23,375	31,059
Prepaid expenses and other current assets	14,134	23,924
Inventory, net	37,220	39,358
Total current assets	172,947	161,919
Property and equipment, net	68,849	66,262
Other assets	1,367	2,137
Total assets	$243,163	$230,318

Liabilities, Convertible Preferred Stock and Stockholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	$27,260	30,734
Accrued expenses	60,811	73,130
Deferred revenue	7,220	9,673
Other current liabilities	25,889	34,422
Total current liabilities	121,180	147,959
Other liabilities	73,992	69,492
Total liabilities	195,172	217,451
Convertible preferred stock	—	319,961
Stockholders’ equity/(deficit):
Common stock
Additional paid-in capital	432,143	18,097
Accumulated other comprehensive (loss) income	(221)	69
Accumulated deficit	(383,931)	(325,260)
Total stockholders’ equity/(deficit)	47,991	(307,094)
Total liabilities, convertible preferred stock and stockholders’ equity/(deficit)	$243,163	$230,318

Casper Sleep Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$110,196	$95,227	$223,240	$184,664
Cost of goods sold	53,131	48,535	113,211	94,400
Gross profit	57,065	46,692	110,029	90,264
Operating expenses
Sales and marketing expenses	33,181	39,838	70,655	69,443
General and administrative expense	42,017	33,250	89,004	64,134
Restructuring expenses	4,129	—	5,440	—
Total operating expenses	79,327	73,088	165,099	133,577
Loss from operations	(22,262)	(26,396)	(55,070)	(43,313)
Other (income) expense
Net interest expense	2,152	285	4,308	542
Other (income) expense, net	(219)	279	(733)	554
Total other expenses, net	1,933	564	3,575	1,096
Loss before income taxes	(24,195)	(26,960)	(58,645)	(44,409)
Income tax expense	10	(33)	26	(33)
Net loss	(24,205)	(26,927)	(58,671)	(44,376)

Net loss per share attributable to common stockholders, basic and diluted	$(0.61)	$(2.56)	$(1.74)	$(4.24)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	39,708,401	10,537,349	33,808,771	10,476,854

Casper Sleep Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows used in operating activities:
Net loss	$(58,671)	$(44,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,735	2,525
Stock based compensation expense	5,945	3,526
Other	1,553	1,922

Changes in assets and liabilities:
Accounts receivable, net	7,684	(2,524)
Prepaid expenses and other current assets	9,790	(5,769)
Inventory, net	1,533	(5,088)
Other assets	764	(1,791)
Accounts payable	(3,019)	14,256
Accrued expenses	(12,319)	10,480
Deferred revenue	(2,453)	(1,818)
Other liabilities	(4,975)	3,850
Net cash used in operating activities	(46,433)	(24,807)
Cash flows used in investing activities:
Purchases of property and equipment	(10,777)	(25,107)
Note receivable	—	464
Net cash used in investing activities	(10,777)	(24,643)
Cash flows provided by financing activities:
Exercise of stock options and warrants	141	1,020
Proceeds from equity issuance	87,999	47,690
Repayment on borrowings	—	(2,922)
Net cash provided by financing activities	88,140	48,188
Effect of exchange rate changes	(290)	95
Net change in cash and cash equivalents	30,640	(1,167)
Cash and cash equivalents at beginning of period	67,578	28,355
Cash and cash equivalents at end of the period	$98,218	$27,188

Casper Sleep Inc. and Subsidiaries
Reconciliation of Non-GAAP Metrics
(In thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2020	2019	2020	2019
Net loss	$(24,205)	$(26,927)	$(58,671)	$(44,376)
Income tax expense	10	(33)	26	(33)
Net interest expense	2,152	285	4,308	542
Depreciation and amortization	3,195	1,534	6,343	2,686
Stock based compensation(a)	3,284	1,876	5,945	3,526
Restructuring(b)	4,129	—	5,440	—
Legal settlements(c)	—	138	1,500	138
Transaction costs(d)	—	466	787	523
Adjusted EBITDA	$(11,435)	$(22,661)	$(34,322)	$(36,994)

(a)  Represents non-cash stock-based compensation expense.

(b)  Represents costs associated with strategic shifts in our business structure including exiting certain lines of business and geographies. Associated costs include severance and other employee separation costs, contract termination expenses and asset impairment.

(c)  Amounts related to litigation settlements.
(d) Represents expenses incurred for professional, consulting, legal, and accounting services performed in connection with our initial public offering, which are not indicative of our ongoing costs and which were discontinued following the completion of our initial public offering.